EXHIBIT 99.1

                             Joint Filing Agreement
                             ----------------------


     We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated:  January 26, 2000.

                                    VULCAN VENTURES INCORPORATED





     January 26, 2000                By:      /s/ William D. Savoy
                                        ----------------------------------------
                                        William D. Savoy, Vice President


     January 26, 2000                                   *
                                     -------------------------------------------
                                     Paul G. Allen


                                     *By:     /s/ William D. Savoy
                                         ---------------------------------------
                                      William  D. Savoy as  Attorney-in Fact for
                                      Paul G.  Allen  pursuant  to  a  Power  of
                                      Attorney  filed on  August 30,  1999, with
                                      the  Schedule  13G  of  Vulcan  Ventures,
                                      Incorporated and Paul G. Allen for
                                      Pathogenesis, Inc. and incorporated herein
                                      by reference.